UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Kiromic BioPharma, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒     No fee required

☐     Fee paid previously with preliminary materials

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) an 0-11

Kiromic BioPharma, Inc.

7707 Fannin Street, Suite 200

Houston, TX 77054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on JUNE 26, 2024

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Kiromic BioPharma, Inc. (“Kiromic” or the “Company”), which will be held on June 26, 2024 at 9:00 a.m. local time at our offices, located at 7707 Fannin Street, Suite 200, Houston, TX 77054, for the following purposes:

1.	To elect the four (4) members to our Board of Directors named in the accompanying proxy statement to hold office until the 2025 Annual Meeting;
2.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.

To approve, in accordance with Nasdaq Marketplace Rule 5635(b) and 5635(d), the issuance of our common stock to the holder of the Series C Convertible Preferred Stock (the “Series C Stock”), the Series D Convertible Preferred Stock (the “Series D Stock”) and the 25% Senior Secured Convertible Promissory Notes (“the “Senior Secured Notes”) in excess of the share cap of the Series C Stock, the Series D Stock and the Senior Secured Notes (the “Share Cap Proposal”);

4.

To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

5.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed the close of business on May 15, 2024 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 26, 2024. Our 2024 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available on our website at https://www.viewproxy.com/kiromic/2024.

By the Order of the Board of Directors

/s/ Michael Nagel
Michael Nagel
Chairperson of the Board of Directors

Dated: May 17, 2024

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2024

The Board of Directors (the “Board”) of Kiromic BioPharma, Inc. (“Kiromic” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 7707 Fannin Street, Suite 200, Houston, TX 77054, on June 26, 2024, at 9:00 a.m. local time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or SEC, to give you when we ask you to provide a proxy to vote your shares at the Annual Meeting.  Among other things, this Proxy Statement describes the proposals on which stockholders will be voting and provides information about us.

We are soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We will use the proxies received in connection with proposals to:

1.	elect the four (4) members of our Board named in this proxy to hold office until the 2025 Annual Meeting;
2.	ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.	approve the Share Cap Proposal;
4.	grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

A proxy is your legal designation of another person to vote the stock you own.  That designee is referred to as a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, or by voting via the internet or by telephone.  If you return a proxy card, or vote by phone or internet, Pietro Bersani and Brian Hungerford, our Chief Executive Officer and Chief Financial Officer, respectively, will act as your designated proxy holder for the Annual Meeting and will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 26, 2024, at 9:00 a.m. local time at our offices, located at 7707 Fannin Street, Houston, TX 77054. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on May 15, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 1,927,784 shares of our common stock outstanding (including 385,364 shares of common stock issuable upon conversion of Series C and Series D preferred stock that votes on an as converted basis with the common stock but is limited by a 19.99% blocker).

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. The majority of our stockholders hold their shares in street name.

What am I voting on?

There are four (4) matters scheduled for a vote:

1.	elect the four (4) members of our Board named in this proxy to hold office until the 2025 Annual Meeting;
2.	ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.	approve the Share Cap Proposal;
4.	to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy gives authority to the designated proxy holders to vote on such matters according to their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have four methods of voting:

1.	Vote by internet. The website address for internet voting is on your proxy card.
2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Annual Meeting.
4.	Vote by phone. The proxy phone number for voting by telephone is on your proxy card.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have four methods of voting:

1.	Vote by internet. The website address for internet voting is on your vote instruction form.
2.	Vote by Mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in Person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.
4.	Vote by phone. The telephone number for voting by phone is on your vote instruction form.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How Many Votes do I Have?

Each share of our common stock that you own as of May 15, 2024 entitles you to one vote.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the four (4) members to our Board of Directors to hold office until the 2025 Annual Meeting;
2.	“FOR” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.	“FOR” approval of the Share Cap Proposal;

4.	“FOR” the grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposals No. 1 and 3 are considered “non-routine” matters, while Proposals No. 2 and 4 are considered “routine” matters. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposals No. 1 and 3, and a broker non-vote will occur on these matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Because Proposals No. 2 and 4 are “routine” matters, a broker, bank, trustee or other nominee will be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A “quorum” is necessary to conduct business at the Annual Meeting. A quorum is present when one-third (1/3) of the shares entitled to vote as of May 15, 2024, are represented in person or by proxy. Abstentions will be counted as present for purposes of determining a quorum at the Annual Meeting. Similarly, broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposals 2 and 4. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the four (4) members to our Board of Directors.	Plurality of the votes cast (the three directors receiving the most “FOR” votes)

Ratification of the Appointment of Whitley Penn LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2024.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

To approve the Share Cap Proposal.

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon and present at the Annual Meeting.

The grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or vote in favor of specific nominees and withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Kiromic, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: 7707 Fannin Street, Suite 200, Houston, TX 77054, Attention: Secretary, or by facsimile at 866-419-6193. Your most current proxy card or internet or telephone proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in the aggregate.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2024 Annual Meeting?

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between March 27, 2025 and April 25, 2025; provided, however, that in the event that the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from June 26, 2025, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2025 Annual Meeting of Stockholders.

Any appropriate proposal submitted by a stockholder pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must be submitted in writing to our Secretary at 7707 Fannin Street, Suite 200, Houston, TX 77054, and received no later than January 24, 2025, to be includable in our proxy statement and related proxy for the 2025 Annual Meeting. However, if the date of the 2025 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 26, 2025, to be considered for inclusion in proxy materials for our 2025 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 7707 Fannin Street, Suite 200, Houston, TX 77054, a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and which notice is postmarked or transmitted electronically to us at our principal executive office no later than April 25, 2025, which is 60 days prior to the first anniversary of the Annual Meeting. However, if the date of the 2024 Annual Meeting is changed by more than 30 days from this year’s annual meeting, then such notice must be provided by the later of 60 days prior to the date of the 2025 Annual Meeting or the 10th day following the day on which we make public announcement of the date of the 2025 Annual Meeting.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the four (4) director nominees set forth herein, as all of the nominees are currently members of the Board. Members of the Board and executive officers of Kiromic do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm, Proposal 3, the approval of the Share Cap Proposal or Proposal 4 the approval to effect a reverse stock split within a range of one-for-two (1-for-2) to a maximum of one-for-ten (1-for-10).

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect four (4) directors to hold office until the 2025 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the four (4) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of May 15, 2024:

Name	Age
Pietro Bersani	56
Michael Caitlin	66
Michael Nagel	61
Pam Misajon	65

The names of the nominees and certain biographical information about each current director standing for election at the Annual Meeting, including a description of his or her business experience, qualifications, education and skills that led our Board to conclude that such individual should serve as a member of our Board, are set forth below:

Pietro Bersani, CPA.   Mr. Bersani has served as our Chief Executive Officer since May 2022 and a member of our Board since June 2020. Mr. Bersani served as our interim Chief Executive Officer from January of 2022 to May 2022. From April 2020 to January 2022, Mr. Bersani was a Partner with B2B CFO Partners, LLC, which provides strategic management advisory services to owners of privately held companies. From November 2019 to March 2020, he served as the President and Chief Executive Officer of K.P. Diamond Eagle, Inc., a consulting firm specialized in development of innovative commercial and private aviation business models. He served as a Senior Director within Alvarez & Marsal’s Private Equity Performance Improvement Practice, LLP between August 2018 and October 2019. From October 2016 to July 2018, he served as President and Chief Executive Officer of K.P. Diamond Eagle, Inc. Prior to those professional experiences, Mr. Bersani served as the Chief Financial Officer of Fuel Systems Solutions, Inc. between April 2011 and October 2016.  Mr. Bersani is a Certified Public Accountant and is also a Certified Public Auditor and a Chartered Certified Accountant in Italy where he developed a significant knowledge of US GAAP and IFRS. Mr. Bersani earned a BA and MA in Business Economics from L. Bocconi University, Italy.

We believe Mr. Bersani is qualified to serve as a member of our Board because of his strong record of leadership as an executive officer and his financial background.

Michael Caitlin. Mr. Caitlin has served as a member of our board of directors since July 2023. As Senior Vice President, Chief Information Security Officer, and Head of Technology Services at Capital Group from 1994 to 2022, Mr. Catlin played a pivotal role in transforming the organization's approach to security. He modernized and expanded the company’s security program, evolving IT to a top business priority. He also had a significant impact on technology infrastructure at Capital Group, overseeing 500 global associates and a $400 million annual budget. His initiatives resulted in improved system availability and streamlined operations to support business growth and effective cost control. Mr. Catlin serves on Capital Group’s audit committee, the operations risk oversight committee, the information security steering committee, and the American Funds Service board. He is also Chair of the Investment Company Institute. Mr. Catlin received a B.S. in Business Computer Methods and an M.S. in Computer Science from California State University. We believe Mr. Catlin’s qualifications to serve on our board include his industry knowledge and technology experience.

Michael Nagel.   Mr. Nagel has served on our board of directors since June 2020. He has over 30 years of sales and marketing experience in the medical device industry. Since 2012, Mr. Nagel has served as the President and CEO of Vomaris Innovations, Inc, which specializes in wireless microcurrent-generating technologies that are focused on regeneration, healing, and recovery. Previously, Mr. Nagel served as the Chief Commercial Officer of Neomend, a biomaterial company that developed ProGel, a PMA approved surgical sealant for lung surgery. From 1997 to 2005, Mr. Nagel also served as Co-Founder and Vice President of Worldwide Sales and Marketing at Vascular Solutions, Inc. In addition to Mr. Nagel’s executive experience, he also serves as a director for Franklin Mountain Medical, LLC an early-stage company in the structural heart market. Mr. Nagel holds both a B.A. in Business and an M.B.A. from the University of St. Thomas. Mr. Nagel was selected to serve on the board of directors due to his industry experience. We believe Mr. Nagel’s qualifications to serve on our board include his industry knowledge and sales and marketing experience.

Pam Misajon. Ms. Misajon has served as a member of our board of directors since July 2023. Ms. Misajon brings to the Company more than three decades of experience with a comprehensive background in drug development, regulatory affairs and clinical operations, as well as product commercialization strategies. Ms. Misajon has been serving as Chief Compliance Officer and Vice President of Operations, Regulatory and Quality Affairs at Suneva Medical since 2017. Prior to Suneva Medical, Ms. Misajon held positions at several pharmaceutical companies, including Vice President of Regulatory Affairs at Neomend, where she played a key role in securing regulatory approvals for multiple breakthrough therapies. She also held executive regulatory and clinical affairs positions at Ellipse Technologies, Pegasus Biologics, and IntraLuminal Therapeutics. Ms. Misajon received a B.A. in Business Management from the University of Phoenix, San Diego Campus. We believe Ms. Misajon’s qualifications to serve on our board include her industry knowledge and regulatory affairs experience.

Family Relationships

None.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

During the year ended December 31, 2023:

●	our Board held 8 meetings and took action by written consent on 16 occasions;
●	the Audit Committee held 4 meetings;
●	the Compensation Committee held 3 meetings; and
●	the Nominating and Corporate Governance Committee held 1 meeting.

Each member of the Board attended at least seventy-five percent (75%) or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees of the Board on which such member served, during the period of such member’s service.

All Board members are encouraged to attend our annual meetings of stockholders in person. In 2023, all of our directors virtually attended our 2023 Annual Meeting of Stockholders.

Governance Structure

Our bylaws and governance principles provide the Board with the flexibility to combine or separate the positions of Chairman and Chief Executive Officer. Michael Nagel currently serves as the Chairman of our Board. Our Board believes that the separation of these positions strengthens the independence of our Board and allows us to have a Chairman focused on the leadership of the Board while allowing our Chief Executive Officer to focus more of his time and energy on managing our operations. The Board currently believes this structure works well to meet the leadership needs of the Board and of the Company. Mr. Pietro Bersani, our Chief Executive Officer, has comprehensive industry expertise and is able to devote substantial time to the Company, and Mr. Nagel, our Chairman, is able to focus on longer term and strategic matters, and to provide related leadership to the Board. As a result, we do not currently intend to combine these positions; however a change in this leadership structure could be made if the Board determines it is in the best long-term interests of stockholders. For example, if the two roles were to be combined, we believe that the independence of the majority of our directors, and the three fully independent Board committees, would provide effective oversight of our management and the Company.

The Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our key areas of operations.

Director Independence

Our Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). The Board considers Michael Nagel, Mike Catlin and Pam Misajon to be “independent.” Pietro Bersani, our Chief Executive Officer is not considered to be “independent” as defined by Nasdaq Listing Rule 5605(a)(2).

Committees of the Board of Directors

Our Board has established standing Audit, Compensation and Corporate Governance/Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All committees operate under a written charter adopted by our Board, each of which is available on our Internet website at https://ir.kiromic.com.

Audit Committee

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of Michael Nagel and Mike Caitlin. We believe that each of Michael Nagel and Mike Caitlin is “independent” as that term is defined under applicable SEC and Nasdaq rules. Michael Nagel is our Audit Committee Chair and audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The charter is available on our website at https://ir.kiromic.com.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, (i) evaluating and making recommendations regarding the compensation of the executive officers and directors of our company, (ii) assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, (iii) producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, (iv) periodically evaluating the terms and administration of our incentive plans and benefit programs and (v) monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Michael Nagel and Pam Misajon. We believe that all of the members are “independent” under the current listing standards of Nasdaq. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee which is available on our website at https://ir.kiromic.com.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, (i) effecting board organization, membership and function including identifying qualified board nominees, (ii) effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates, (iii) establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers, (iv) development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence and (v) oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the board of directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded board of directors.

The Corporate Governance/Nominating Committee currently consists of Michael Nagel and Pam Misajon. We believe that all of the members are “independent” under the current listing standards of Nasdaq. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee which is available on our website at https://ir.kiromic.com.

Director Nominations

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for periodically reviewing the applicable skills and characteristics required of Board nominees with the Board in the context of the current Board composition and our circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, among other things, the qualifications of individual director candidates in light of the Board’s membership criteria as set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee may utilize a variety of sources, including stockholder recommendations, Board member recommendations, executive search firms, management recommendations or other reasonable means to identify director candidates.

The Nominating and Corporate Governance Committee considers candidates recommended by our Board and management, as well as candidates submitted by our stockholders (as discussed below).  Members of the Board or management who wish to recommend that a person be considered for Board membership are required to provide relevant qualifications and other information regarding the prospective candidate to the Nominating and Corporate Governance Committee along with their recommendations and reasons why they believe such person should be considered. The Nominating and Corporate Governance Committee then reviews each of the proposed candidates and determines whether or not to add such person to the proposed candidates list.  In the event the Board determines to add an additional Board member, the Nominating and Corporate Governance Committee shall select candidates from this list in addition to candidates drawn from any search firm that the Nominating and Corporate Governance Committee deems necessary to retain for this purpose.

The criteria used in selecting Board candidates include the candidate’s integrity, business acumen, commitment, reputation among our various constituencies and communities, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties. The Board has also determined that gender and ethnic diversity of the Board will be an important factor in its evaluation of candidates for director nominations. There are no other pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria, nor has it adopted specific requirements. Rather, the Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The goal of the Nominating and Corporate Governance Committee is to assemble a Board that brings a variety of skills derived from high quality businesses and professional experience. The Nominating and Corporate Governance Committee seeks to ensure that at least a majority of the directors are independent under Nasdaq rules, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the Nasdaq rules, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC, and that members of the compensation and Nominating and Corporate Governance Committee meet applicable independence and other requirements under the Nasdaq rules and rules of the SEC.

Stockholder Recommendations

The Nominating and Corporate Governance Committee is responsible for the consideration of any written stockholder recommendations for candidates for the Board, which recommendations should be delivered or mailed, postage prepaid, to:

Nominating and Corporate Governance Committee

Kiromic BioPharma, Inc.

7707 Fannin Street, Suite 200

Houston, TX 77054

CC: Chief Financial Officer

Stockholder recommendations must include the following information to be considered by our governance and nominating committee: (a) all information relating to such recommended candidate as would be required to be disclosed for a director nominee pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and as required for stockholder nominations of director candidates pursuant to the Company’s Second Amended and Restated Bylaws (“Bylaws”); (b) the names and addresses of the stockholders making the recommendation and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee. There are no pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Any recommendations received from our security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to our Chief Executive Officer, Mr. Pietro Bersani, at Kiromic BioPharma, Inc., 7707 Fannin Street, Suite 200, Houston, TX 77054. Mr. Bersani will forward such communications to each member of our Board; provided that, if in the opinion of Mr. Bersani it would be inappropriate to send a particular stockholder communication to a specific director, such  communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. All of our employees, including our executive officers and directors, are required to comply with our Code of Business Conduct and Ethics.

The full text of the Code of Business Conduct and Ethics is posted on our website at https://ir.kiromic.com/. Any waiver of the Code of Business Conduct and Ethics for directors or executive officers must be approved by our Audit Committee. We will disclose future amendments to our Code of Business Conduct and Ethics, or waivers from our Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from our Code of Business Conduct and Ethics for our other executive officers and our directors on our website. A copy of our Code of Business Conduct and Ethics will also be provided free of charge upon request to: Secretary, Kiromic BioPharma, Inc. 7707 Fannin Street, Suite 200, Houston, TX 77054.

Hedging and Pledging Prohibition

Under our Insider Trading Policy, our directors, officers, employees, consultants and contractors (and each such individual’s family members, other members of a person’s household and entities controlled by a person covered by this policy, as described in the policy) are prohibited from engaging the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for loan.

Director Compensation

Generally, our Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board allows changes in its director compensation practices based on recommendations and approvals of the compensation committee.

Our compensation committee approved the compensation of our non-employee directors, as described below. For 2024, our payment structures are in the list below.

The cash component of our non-employee director compensation is as follows:

●	$38,000 annual cash retainer for Board members;
●	$33,000 annual cash retainer for the Chairman of the Board;
●	$15,000 annual cash retainer for the Chairman of the audit committee;
●	$10,000 annual cash retainer for the Chairman of our compensation committee;
●	$8,000 annual cash retainer for the Chairman of our governance and nominating committee;
●	$7,500 annual cash retainer for each non-Chairman audit committee member;
●	$5,000 annual cash retainer for each non-Chairperson compensation committee member; and
●	$4,000 annual retainer for each non-Chairman governance and nominating committee member.

Each current and new director is also eligible for an option grant, upon commencement of services, with a fair value of $57,000, vesting over one year in equal, quarterly installments as measured from the grant date.

The compensation committee believes that our non-employee director compensation remains aligned with director compensation practices at our peer companies while considering the ongoing cash constraints of the Company.

2023 Director Compensation

During year ended December 31, 2023, our non-employee directors received the following compensation for their services on the Board and its committees:

	Cash Fees	Equity Incentive Plan Grants	Total
Americo Cicchetti*	$42,125	$—	$42,125
Michael Nagel	$93,750	$4,142	$97,892
Michael Catlin	$28,500	$1,726	$30,226
Pam Misajon	$25,500	$1,726	$27,226

* Mr. Cicchetti resigned as a director in September 2023

Board Diversity Matrix (As of May 15, 2024)
Total Number of Directors	4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2023

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2024

The Audit Committee has selected Whitley Penn LLP as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2024. A representative of Whitley Penn LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Further, such representative is expected to be available to respond to appropriate questions at the Annual Meeting.

Although ratification is not required by our Bylaws or otherwise, we are asking our stockholders to ratify this appointment as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent accounting firm. Even if the selection is ratified, the Audit Committee may select a different independent accounting firm at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

	Year Ended
	December 31,
	2023	2022
Audit Fees (1)	$568,188	$656,008
Audit-Related Fees (2)	127,000	312,998
Tax Fees (2)	62,932	103,530
All Other Fees	152,478	254,307
Total	$910,597	$1,326,843

(1)	Includes professional services fees performed by Whitley Penn for $428,604 and Deloitte for $139,584 for the year ended December 31, 2023; Whitley Penn for $92,848 and Deloitte for $563,160 for the year ended December 31, 2022.
(2)	Includes professional fees performed by Deloitte for both years presented

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

The fees for professional services rendered in connection with the audit of the Company’s annual financial statements, for the review of the financial statements included in the Company’s interim reports and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including issuance of comfort letters. On April 29, 2022, the Company and Whitley Penn executed an engagement letter formally engaging Whitley Penn as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, and Deloitte became the predecessor auditor.

Audit-Related Fees

The fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding auditor independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain Whitley Penn LLP.

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The audit committee is a committee of the Board comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC.  The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board, which is available on the Company’s website at www.ir.kiromic.com.  The composition and responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements.  The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants.  In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and approved by the SEC. In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the audit committee concerning independence and the audit committee has discussed with such accountants such accountants’ independence from the Company and its management. The audit committee has discussed with management and the independent registered public accounts the procedures for selection of consultants, fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountants’ independence and has determined that the non-audit services performed by the independent registered public accountant are compatible with maintaining their independence.

The audit committee has discussed with the Company’s management and its independent registered public accountants, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

In addition, the audit committee has selected Whitley Penn LLP as independent registered public accountants to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2024.

Submitted by the Audit Committee
Mike Caitlin
Michael Nagel

PROPOSAL 3

APPROVAL , IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(b) AND 5635(d), OF THE ISSUANCE OF OUR COMMON STOCK TO THE HOLDER OF THE SERIES C CONVERTIBLE VOTING PREFERRED STOCK (“SERIES C STOCK”), SERIES D CONVERTIBLE VOTING PREFERRED STOCK (“SERIES D STOCK”) AND THE 25% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES (“SENIOR SECURED NOTES”) IN EXCESS OF THE SHARE CAP OF THE SERIES C STOCK, SERIES D STOCK AND THE SENIOR SECURED NOTES (THE “SHARE CAP PROPOSAL”)

Background

On April 2, 2023, the Company entered into an Exchange Agreement with the holder (the “Holder”) of 25% Senior Secured Convertible Promissory Notes (the “Senior Secured Notes”) in the aggregate principal amount of $8 million pursuant to which the holder exchanged the Senior Secured Notes for 8,000 shares of Series C Stock. The Series C Stock is convertible into shares of the Company’s common stock at an initial conversion price of $6.50 per share and is subject to a beneficial ownership limitation equivalent to 9.99% (the “Beneficial Ownership Limitation”).  On July 18, 2023, the Company entered into an Exchange Agreement with the Holder of Senior Secured Notes in the aggregate principal amount of $6 million pursuant to which the Holder exchanged Senior Secured Notes for an additional 6,000 shares of Series C Stock.

On June 26, 2023, the Company issued a Senior Secured Note to the Holder (the “June 2023 Note”). The June 2023 Note has a principal amount of $2,400,000, bears interest at a rate of 25% per annum and matures on June 26, 2024, on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The June 2023 Note is convertible into shares of the Company’s common stock at an initial conversion price of $6.50 per share and is subject to the Beneficial Ownership Limitation.

On July 25, 2023, the Company issued a Senior Secured Note to the Holder (the “July 2023 Note”). The July 2023 Note has a principal amount of $2,400,000, bears interest at a rate of 25% per annum and matures on July 25, 2024, on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The July 2023 Note is convertible into shares of the Company’s common stock at an initial conversion price of $6.50 per share and is subject to the Beneficial Ownership Limitation.

On August 25, 2023, the Company issued a Senior Secured Note to the Holder (the “August 2023 Note”). The August 2023 Note has a principal amount of $2,400,000, bears interest at a rate of 25% per annum and matures on August 25, 2024, on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The August 2023 Note is convertible into shares of the Company’s common stock at an initial conversion price of $5.00 per share and is subject to the Beneficial Ownership Limitation.

On September 27, 2023, the Company issued a Senior Secured Note to the Holder (the “September 2023 Note”). The September 2023 Note has a principal amount of $2,400,000, bears interest at a rate of 25% per annum  and matures on September 27, 2024, on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The September 2023 Note is convertible into shares of the Company’s common stock at an initial conversion price of $5.00 per share and is subject to the Beneficial Ownership Limitation.

On November 2, 2023, the Company issued a Senior Secured Note to the Holder (the “November 2023 Note”). The November 2023 Note has a principal amount of $2,400,000, bears interest at a rate of 25% per annum  and matures on November 2, 2024, on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The November 2023 Note is convertible into shares of the Company’s common stock at an initial conversion price of $2.50 per share and is subject to the Beneficial Ownership Limitation.

On March 28, 2024, the Company entered into an Exchange Agreement  with the holder of the Company’s 25% Senior Secured Convertible Promissory Notes (the “Senior Secured Notes”) pursuant to which the holder agreed to exchange aggregate principal amount of $8 million of the Senior Secured Notes for 8,000 shares of Series D Stock.  The Series D Stock is convertible into shares of the Company’s common stock at an initial conversion price of $2.50 per share and is subject to subject to the Beneficial Ownership Limitation.

On April 2, 2024, the Company issued a Senior Secured Note (the “April 2024 Note”) to an accredited investor. The April 2024 Note has a principal amount of $2,000,000, bears interest at a rate of 25% per annum and matures on April 2, 2025 on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The April 2024 Note is convertible into shares of the Company’s common stock, at an initial conversion price of $2.50 per share, subject to a beneficial ownership limitation of 19.99%.

On May 1, 2024, the Company issued a Senior Secured Note (the “May 2024 Note”) to an accredited investor. The May 2024 Note has a principal amount of $2,000,000, bears interest at a rate of 25% per annum and matures on May 1, 2025 on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The May 1, 2024 Note is convertible into shares of the Company’s common stock, at an initial conversion price of $2.50 per share, subject to a beneficial ownership limitation of 19.99%.

The June 2023 Note, July 2023 Note, August 2023 Note, September 2023 Note, November 2023 Note, April 2024 Note and May 2024 Note shall be referred to collectively as the “Senior Secured Notes.”

On March 14, 2024, the holder of the June 2023 Note, July 2023 Note, August 2023 Note, September 2023 Note, November 2023, Series C Stock and Series D Stock notified the Company that it intends to increase its Beneficial Ownership Limitation to 19.99% as of May 14, 2024.

Reasons for Seeking Stockholder Approval

Our common stock is currently listed on the OTCQB exchange. However, we plan to pursue an uplisting to the Nasdaq Capital Market and, as such, we will be subject to Nasdaq Marketplace Rules (the “Nasdaq Rules”). Nasdaq Listing Rule 5635(b) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) which could result in a change of control of us. Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in connection with a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The Senior Secured Notes and the Series D Stock were issued below the Minimum Price.  Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(b) and 5635(d) (the “Share Cap”). Our Board has determined that issuance of our shares of common stock upon conversion of the Series C Stock , the Series D Stock and the Senior Secured Notes in excess of the Share Cap are in the best interests of the Company and its stockholders because the issuance of the  Series C Stock, the Series D Stock and the Senior Secured Notes allowed us to have a reliable source of capital for working capital and general corporate purposes.

Therefore, we are seeking stockholder approval under this Proposal No. 3 to issue shares of common stock upon conversion of the Series C Stock, the Series D Stock and the Senior Secured Notes in excess of the Share Cap, if necessary, to the Holder pursuant to the terms of the Series C Stock, the Series D Stock and the Senior Secured Notes. The failure of the Company’s stockholders to approve this Proposal No. 3 will make it impossible for the Company to consummate certain components of the Series C Stock, the Series D Stock and the Senior Secured Notes.

Effect on Current Stockholders

The issuance of shares of common stock upon conversion of the Series C Stock, the Series D Stock and the Senior Secured Notes, including any shares that may be issued in excess of the Share Cap would result in an increase in the number of shares of common stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the number of shares of common stock that may be issued to the Holder pursuant to the conversion of the Series C Stock, the Series D Stock and the Senior Secured Notes are determined based on a per share conversion price as provided for in the terms of the Series C Stock, the Series D Stock and the Senior Secured Notes at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined at this time. The dilutive effect may be material to our current stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast on the proposal.  Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.  Proxies solicited by our Board of Directors will be voted for approval of this Proposal 3 unless otherwise specified.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE SHARE CAP PROPOSAL.

PROPOSAL 4

THE REVERSE STOCK SPLIT

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix D to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reason for approving and recommending the Reverse Stock Split is to meet the initial listing standards for the Company to uplist its common stock on the Nasdaq Capital Market, if necessary.

On September 12, 2023, the Company received written notice from Nasdaq that it would delist the Company’s shares of common stock from the Nasdaq Capital Market upon the opening of trading on September 14, 2023. On November 17, 2023, the Company successfully uplisted to and began trading on the OTCQB exchange. The transition of the Company’s stock to the OTCQB exchange has not had any impact on its day-to-day operations, nor does the Company anticipate an impact to its operations.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company will be able to successfully uplist back to the Nasdaq Capital Market and even if the uplist is successful, there can be no assurance the Company will be able to maintain compliance with the Nasdaq listing requirements.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote, voting together as a single class, on this item at the Special Meeting is required for approval of this Proposal 4. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 5 unless otherwise specified.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

EXECUTIVE OFFICERS OF THE COMPANY

The biographical profiles on the following pages contain certain information with respect to our Executive Officers.

Name	Age	Position(s)
Pietro Bersani	56	Chief Executive Officer
Brian Hungerford	48	Chief Financial Officer

For information regarding Mr. Bersani, please refer to “Proposal 1- Election of Directors,” above.

Brian Hungerford, CPA, CGMA. Mr. Hungerford has served as our Interim Chief Financial Officer since the beginning of June 2023 and as our Chief Financial Officer since October 2023. From October 2020 to May 2023, Mr. Hungerford was CEO of H4D Consulting, a finance and accounting services consulting firm he founded. From June 2020 through October 2020, he was the global controller for Windstar LPG, a multinational logistics firm specializing in the transportation of refined fuels throughout North America and from January 2020 to June 2020, he was a senior director at Axia Services, a boutique consulting firm.  From November 2017 to August 2019, he was the North American controller for Mercuria Energy Trading, a global energy trading firm. He has also worked at large public companies, such as Constellation Energy Group, Dynegy, and Merrill Lynch-Bank of America and in public accounting for Deloitte in their Global Energy Markets practice, specializing in derivatives and technical accounting as an auditor and consultant for three years. Throughout his career, Mr. Hungerford gained significant experience in SEC reporting, internal controls, project management, process improvements, systems design & implementation, and automation. Mr. Hungerford is also certified in Lean Six Sigma.

EXECUTIVE COMPENSATION

Investors are encouraged to read the compensation discussion below in conjunction with the compensation tables and related notes, which include more detailed information about the 2023 and 2022 compensation of our NEOs.

Summary Compensation Table

The following table contains compensation information for our Chief Executive Officer and certain other executives who were the most highly compensated executive officers for the years ended December 31, 2023 and 2022:

Name & Principal Position	Year	Salary	Bonus	Equity Incentive Plan Grants	Total
Pietro Bersani, Chief Executive Officer	2023	$616,693	$275,000	$15,095	$906,787
	2022	$496,763	$50,000	$261,707	$808,470
Scott Dahlbeck, Chief of Staff	2023	$359,077	$—	$—	$359,077
Leonardo Mirandola, Chief Operating Officer	2023	$308,317	$75,000	$—	$383,317
Brian Hungerford, Chief Financial Officer*	2023	$93,750	$—	$5,039	$98,789

* This employee was hired in October 2023

Employment Agreements

Pietro Bersani

On January 27, 2022, we entered into an Executive Employment Agreement (the “Bersani Agreement”) with Pietro Bersani, our Chief Executive Officer. The term of the Bersani Agreement commenced on January 27, 2022 and will continue for a one year term which may be mutually extended which has occurred. Pursuant to the Bersani Agreement, Mr. Bersani’s current base compensation is $550,000 per year, plus a housing and travel allowance. Mr. Bersani is eligible to receive a performance-based cash bonus of up to 50% of the Base Salary to be determined by the Board in its good faith discretion based on the achievement of metrics or goals approved by the Board’s Compensation Committee.  If Mr. Bersani’s employment is terminated by us for cause or as a result of Mr. Bersani’s death or permanent disability, or if Mr. Bersani terminates the Bersani Agreement voluntarily without Good Reason (as defined in the Bersani Agreement), Mr. Bersani will be entitled to receive a lump sum equal to any portion of unpaid base compensation then due for periods prior to termination and all unvested RSUs and stock options will vest on the termination date and the time for Mr. Bersani to exercise all options granted and vested shall be equal to the term of the option. If Mr. Bersani’s employment is terminated by us without cause or by Mr. Bersani for Good Reason, Mr. Bersani will be entitled to receive (provided that Mr. Bersani executes a written release with respect to certain matters) (i) a severance payment equal to his base compensation for 4 months from the date of termination, (ii)  and reimburse Mr. Bersani’s payment of COBRA premiums for the shorter of 18 months from the date of termination or until Mr. Bersani obtains reasonably comparable coverage, (iii) all unvested stock options, restricted stock units and other stock-based awards granted to Mr. Bersani in connection with his employment, including the RSUs, shall become immediately vested and exercisable (if applicable) and with respect to restricted stock units and similar awards shall be settled within 30 days after the termination date and (iv) Mr. Bersani shall be entitled to receive his annual bonus for the year of termination as determined by the Board.

On May 10, 2022, the board of directors (the “Board”) of Kiromic BioPharma, Inc. (the “Company”) appointed Pietro Bersani to the role of Chief Executive Officer, effective immediately. Mr. Bersani has served as the Company’s Interim Chief Executive Officer since January 27, 2022.

In connection with Mr. Bersani’s appointment as the Company’s Chief Executive Officer, the Company entered into an amendment, dated May 10, 2022 (the “Bersani Amendment”), to that certain Executive Employment Agreement, dated January 27, 2022 between the Company and Mr. Bersani (the “Bersani Employment Agreement”). The Bersani Amendment amends the Bersani Employment Agreement to reflect that (a) Mr. Bersani will serve as the Chief Executive Officer of the Company, and (b) Mr. Bersani is entitled to receive twelve (12) months of severance in the event that the Bersani Employment Agreement is terminated by Mr. Bersani for Good Reason (as defined in the Bersani Employment Agreement) or by the Company for any reason.

Brian Hungerford

On October 1, 2023, we entered into an executive employment agreement (the “Hungerford Agreement”) with Brian Hungerford pursuant to which Mr. Hungerford will be employed by the Company as Chief Financial Officer. Pursuant to the Agreement, Mr. Hungerford shall receive a salary of $375,000 per year as Base Salary and be eligible for an annual target bonus of 40% of Base Salary.  As of April 1, 2024, Mr. Hungerford’s salary was increased to $400,000.  In addition, Mr. Hungerford shall be granted 21,900 restricted shares which shall vest on October 1, 2024. Pursuant to the terms of the Hungerford Agreement, if Mr. Hungerford’s employment is terminated by the Company for cause or as a result of Mr. Hungerford’s death or permanent disability, or if Mr. Hungerford terminates his employment agreement voluntarily, Mr. Hungerford will be entitled to receive a lump sum equal to any portion of unpaid base compensation then due for periods prior to termination.  In addition, if employment is terminated as a result of Mr. Hungerford’s death or permanent disability, Mr. Hungerford will be entitled to (i) any bonus earned but not yet paid through the date of his termination and (ii) all unvested stock options and RSUs will all vest upon the termination date and the time for Mr. Hungerford to exercise all options granted and vested shall be equal to the term of the option.  If Mr. Hungerford’s employment is terminated by the Company without cause or by Mr. Hungerford for good reason, provided Mr. Hungerford signs a release agreement, he will be entitled to receive a severance payment equal to his base compensation for 12 months from the date of termination and the bonus and any benefits that Mr. Hungerford would be eligible for during such 12 month period and all stock options, restricted stock unit and other stock-based awards schedule to vest during the 24 month period immediately following the termination of employment shall become immediately vested and exercisable.

Outstanding Equity Awards as of December 31, 2023

	Number of Securities Underlying Unexercised Options		Option	Option	Number of Securities Underlying RSU Grants		RSU
	Exercisable	Unexercisable	Exercise Price	Expiration Date	Vested	Unvested	Expiration Date
Pietro Bersani, Chief Executive Officer	176	—	426.30	8/20/2030	86,877	—	10/5/2033
Scott Dahlbeck, Chief of Staff	477	—	727.50	6/8/2030	2,242	—	8/10/2032
Leonardo Mirandola, Chief Operating Officer	115	—	199.20	11/10/2027	22	28	4/27/2031
Brian Hungerford, Chief Financial Officer	—	—	—	—	—	21,900	10/5/2033

Securities authorized for issuance under equity compensation plans

The following table provides information relating to our equity compensation plans as of December 31, 2023.

	Equity Compensation Plans
	Number of securities
	to be issued upon	Weighted average
	exercise of	exercise price of	Number of securities
	outstanding options,	outstanding	remaining available
	warrants and rights	options	for future issuance
Equity compensation plans approved by security holders - 2017 Plan	5,853	285.36	320
Equity compensation plans approved by security holders - 2021 Plan	12,240	12.90	76,082
Equity compensation plans not approved by security holders	—	—	—
Total	18,093	—	76,402

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of May 15, 2024 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 15, 2024 , pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 1,927,784 shares of our common stock outstanding (including 385,364 shares of common stock issuable upon conversion of Series C and Series D preferred stock that votes on an as converted basis with the common stock but is limited by a 19.99% blocker) . In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of May 15, 2024 . We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kiromic BioPharma, Inc., 7707 Fannin Street, Suite 200, Houston, TX 77008.

		Percentage of
	Number of Shares	Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned
Directors and Executive Officers
Pietro Bersani	132,845	6.89
Scott Dahlbeck	56,933	2.95
Leonardo Mirandola	56,933	2.95
Brian Hungerford	56,933	2.95
Michael Nagel	42,296	2.19
Michael Catlin	25,500	1.32
Pam Misajon	25,500	1.32
All current directors and executive officers as a group (7 persons)	396,940	20.59
5% Stockholders
YA II PN, Ltd (1)	171,189	8.88
S.hield Cap1tal Funding LLC (2)	385,364	19.99
(1)

Represents shares of common stock issuable upon delivering an advance notice pursuant to the Standby Equity Purchase Agreement dated October 13, 2022 by and between the Company and YA II PN, Ltd., which contain a 9.99% blocker.

(2)	Represents shares of common stock issuable upon conversion of preferred stock and secured convertible notes, each of which contain a 19.99% blocker.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2023 or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

Employment Agreements

We have entered into employment agreements and offer letter agreements with certain of our executive officers. See “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness) in which we or any of our subsidiaries are participants, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an executive officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to us;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

OTHER MATTERS

Other Business

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (832) 968-4888, or submit a request in writing to our Secretary, c/o Kiromic BioPharma, Inc., 7707 Fannin Street, Suite 200, Houston, TX 77054. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov.

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 may be obtained without charge by writing to the Secretary, Kiromic BioPharma, Inc., 7707 Fannin Street, Suite 200, Houston, TX 77054.

By the Order of the Board of Directors

/s/ Michael Nagel
Michael Nagel
Chairperson of the Board of Directors

Dated: May 17, 2024

Appendix A

CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
KIROMIC BIOPHARMA, INC.

KIROMIC BIOPHARMA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Kiromic BioPharma, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 27, 2015, as amended on December 20, 2018; September 13, 2019; December 16, 2019, June 8, 2020 and March 10, 2024 ( the “Certificate of Incorporation”). Certificates of Correction were filed on October 15, 2019, October 18, 2019, October 29, 2019 and October 29, 2019.

SECOND: ARTICLE IV, SECTION I of the Corporation’s Certificate of Incorporation shall be amended by inserting the following language at the end of such section which shall read as follows:

“Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each (    ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (    ) fully paid and nonassessable shares of common stock, par value of $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the          day of                , 2024.

KIROMIC BIOPHARMA, INC.

By:__________________________

Name:

Title:

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t KIROMIC BIOPHARMA, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Pietro Bersani and Brian Hungerford as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Kiromic BioPharma, Inc., held of record by the undersigned on May 15, 2024, at the Annual Meeting of Stockholders to be held at 9:00 a.m. Local Time on June 26, 2024, 7707 Fannin Street, Suite 200, Houston, TX 77054 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. (Continued and to be signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 26, 2024. The Proxy Statement and our 2023 Annual Report to Stockholders are available at: http://www.viewproxy.com/Kiromic/2024

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t 1. Election of Directors 01 Pietro Bersani 02 Michael Caitlin 03 Michael Nagel 04 Pam Misajon CONTROL NUMBER Please mark your votes like this x PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/KRBP Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED AND FOR PROPOSALS 2, 3, and 4.  3. Proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(b) and 5635(d), the issuance of our common stock to the holder of the 25% Senior Secured Notes (“Senior Secured Notes”), Series C Convertible Preferred Stock (“Series C Stock”) and the Series D Convertible Preferred Stock (“Series D Stock”) in excess of the share cap of the Senior Secured Notes, Series C Stock and Series D Stock (the “Share Cap Proposal”) o FOR o AGAINST o ABSTAIN 4. Proposal to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-ten (1-for-10) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders. o FOR o AGAINST o ABSTAIN NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof. FOR WITHHOLD o o o o o o o o Please indicate if you plan to attend this meeting. Yes o No o Date:_____________________________________________________________ _________________________________________________________________ Signature _________________________________________________________________ Signature (if held jointly) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) o CONTROL NUMBER 2. Proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 o FOR o AGAINST o ABSTAIN